                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                       SECURITIES AND EXCHANGE ACT OF 1934





                Date of Report (Date of earliest event reported):
                                 March 31, 2001






                         TOYOTA AUTO LEASE TRUST 1998-C
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             (Exact name of registrant as specified in its charter)


        CALIFORNIA                    333-65067                33-0755530
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(State or Other Jurisdiction   (Commission File Number)      (I.R.S. Employer
     of Incorporation)                                      Identification No.)

                       c/o TOYOTA MOTOR CREDIT CORPORATION
                           19001 SOUTH WESTERN AVENUE
                           TORRANCE, CALIFORNIA 90509
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                    (Address of principal executive offices)

                                 (310) 468-1310
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              (Registrant's telephone number, including area code)

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ITEM 5. OTHER EVENTS

         TMTT, Inc. ("TMTT"), Toyota Motor Credit Corporation ("TMCC") and U.S. Bank National Association ("U.S. Bank") have executed the Instrument of Amendment of the 1998-C SUBI Servicing Supplement to the Amended and Restated Trust and Servicing Agreement (the "1998-C SUBI Servicing Supplement"), dated as of March 31, 2001 (the "Amendment"), in order to amend the 1998-C SUBI Servicing Supplement, dated as of December 1, 1998, between TMTT, as titling trustee, TMCC, as Servicer (the "Servicer"), and U.S. Bank, as 1998-C trust agent. TMCC has changed the date of its fiscal year end from September 30 to March 31, and desires to cause the fiscal year end dates for its subsidiaries (including TMCRC) and for each securitization trust formed thereby to be changed so as to remain consistent with that of TMCC. The Amendment modifies the dates by which the Servicer is required to deliver certain annual certificates and reports as to which such change is relevant.

         The Amendment is attached hereto as exhibit 20.



ITEM 7.  FINANCIAL STATEMENTS,  PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a)      Not applicable.

(b)      Not applicable.

(c)      Exhibits

         20 Instrument of Amendment to the 1998-C SUBI Servicing Supplement to the Amended and Restated Trust and Servicing Agreement.

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         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf of the Registrant by the undersigned thereunto duly authorized.

                              TOYOTA AUTO LEASE TRUST 1998-C

                              BY:  TOYOTA MOTOR CREDIT CORPORATION, AS SERVICER



                              By: /s/ GEORGE E. BORST
                                 -----------------------------------------------
                                 Name:  George E. Borst
                                 Title: President and Chief Executive Officer

April 10, 2001

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                                  EXHIBIT INDEX


EXHIBIT NO.     DESCRIPTION OF EXHIBIT
-----------     ----------------------
20              Instrument of Amendment to the 1998-C SUBI Servicing Supplement.